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                                                                  EXHIBIT 10.16
                               November 13, 1995


Mr. Gideon Gartner
0126 Magnifico Drive
Aspen, CO  81611

     Re:  Non-Competition
          ---------------

Dear Gideon:

     As you know, Giga Information Group, Inc. (the "Company") has agreed to sell shares of its Series B Preferred Stock (the "Shares") to certain investors (the "Investors") under the Series B Preferred Stock Purchase Agreement between the Company and such Investors. One condition of the Investors' obligation to purchase the Shares is your agreement to be bound by the terms of this letter agreement; the Investors will make their investment in the Company in reliance upon your agreement to be so bound. Please signify your acceptance of the terms of this letter agreement and your understanding that the Investors will purchase Shares in reliance upon this agreement by counter-signing this letter agreement in the place indicated.

     1. For the Non-Competition Period (as defined below), you will not, directly or indirectly:

        a. as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of less five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, providing, marketing or selling Continuous IT Information Services.

        b. recruit, solicit or induce, or attempt to induce, any employee or employees to the Company or any subsidiary thereof to terminate their employment with, or otherwise cease their relationship with, the Company or any subsidiary thereof; or

        c. solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, subscribers or accounts, or prospective clients, customers or accounts, of the Company or any subsidiary thereof which were contacted, solicited or served by you while you were employed by the Company.

     2.  For the purposes of this letter agreement:

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        (a) "Continuous IT Information Services" means the performance or development of original research or analysis with respect to information technology industries and the marketing and sales of the results of such research and analysis through subscription or retainer relationships which
     (i) have a stated term (which may be subject to renewal or extension) and
     (ii) which involve the delivery of analysis in a number of formats and vehicles, including oral, written, and on-line vehicles and through events; provided that Continuous IT Information Services shall not include consulting services intended to address specific problems or issues of specific clients.

        (b) the "Non-Competition Period" shall mean (i) the period for which you are employed by the Company or a subsidiary thereof, and (ii) so long thereafter as the Company continues to pay to you compensation of at least $120,000 per year (whether as an employee, a consultant or in the form of severance or post-employment benefits, but excluding dividends, interest or other income or gains attributable to your investment in the Company or upon the exercise of stock options).

     3. You acknowledge that the type and period of restriction imposed pursuant to this letter agreement are fair and reasonable and are reasonably required for the protection of the Company and the goodwill, trade secrets, proprietary information and other intangible assets associated with the business of the Company. The parties desire that the restirctions be reasonable both now and at any time they are sought to be enforced, and accordingly agree that if any restriction set forth in this agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. You agree that any remedy available to the Company at law for the breach of this agreement may be inadequate and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

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     4.  This letter agreement will be construed and enforced in accordance with and governed by the law of the State of Massachusetts.

                                    Very truly yours,

                                    GIGA INFORMATION GROUP, INC.



                                    By: /s/ Michael J. Kolesar
                                       --------------------------------------
                                    Name:  Michael Kolesar
                                    Title:    Vice President-Finance
ACCEPTED AND AGREED


/s/ Gideon Gartner
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Gideon Gartner